T. ROWE PRICE FOREIGN EQUITY FUND



ANNUAL MEETING
RESULTS




The T. Rowe Price Foreign Equity Fund held an annual meeting on October 25, 2000 to approve a new investment management agreement, to amend the fund's fundamental policy to permit it to engage in securities lending, to elect directors, and to ratify the appointment of PricewaterhouseCoopers LLP as the fund's independent accountants.





The results of voting were as follows (by number of shares):





For approval of a new investment management agreement:
Anthony W. Deering



Affirmative:
94,431,263.605



Against:
  1,374,060.218


Affirmative:
94,404,326.715



Against:
  1,012,673.609
Total:
95,805,323.823


Abstain:
     388,323.499




Donald W. Dick, Jr.


Total:
95,805,323.823
Affirmative:
94,431,263.605



Against:
  1,374,060.218


To amend the Fund's fundamental policy to permit it to engage in securities lending:




Total:
95,805,323.823






Affirmative:
90,509,297.951
Paul M. Wythes


Against:
  3,646,676.049
Affirmative:
94,431,263.605


Abstain
     367,750.824
Withhold:
  1,374,060.218


Broker Non-votes:
  1,281,598.999




Total:
95,805,323.823


Total:
95,805,323.823




To ratify the appointment of
PricewaterhouseCoopers as
independent accountants


For nominees to the Board of Directors of the Foreign Equity Fund:











M. David Testa
Affirmative:
94,428,749.657


Affirmative:
94,431,263.605
Against:
     734,777.607


Withhold:
  1,374,060.218
Abstain:
     641,796.559







Total:
95,805,323.823
Total:
95,805,323.823







Martin G. Wade




Affirmative:
94,431,263.605




Against:
  1,374,060.218








Total:
95,805,323.823